SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	April 2, 2002

CARAUSTAR INDUSTRIES, INC.

(Exact Name of Registrant as Specified in its Charter)

North Carolina	0-20646	58-1388387

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3100 Joe Jerkins Boulevard
Austell, Georgia 30106-3227

(Address of Principal Executive Offices)
(Zip Code)

(770) 948-3101

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former name or address, if changed from last report)

Item 4. Changes in the Registrant’s Certifying Accountant.
Item 7. Financial Statements and Exhibits.
SIGNATURES
Letter from Arthur Andersen LLP

Item 4. Changes in the Registrant’s Certifying Accountant.

     On April 2, 2002, the Board of Directors of Caraustar Industries, Inc. (the “Company”), upon the recommendation of the Audit Committee, decided to no longer engage Arthur Andersen LLP (“Arthur Andersen”) as the Company’s independent public accountants and engaged Deloitte & Touche LLP (“Deloitte & Touche”) to serve as the Company’s independent public accountants for the year ending December 31, 2002. The appointment of Deloitte & Touche is being submitted for shareholder ratification at the Company’s annual meeting of shareholders scheduled for May 8, 2002.

     Arthur Andersen’s reports on the Company’s consolidated financial statements for each of the years ended 2001 and 2000 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

     During the years ended December 31, 2001 and 2000 and through the date hereof, there were no disagreements with Arthur Andersen on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure which, if not resolved to Arthur Andersen’s satisfaction, would have caused them to make reference to the subject matter in connection with their report on the Company’s consolidated financial statements for such years; and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

     The Company provided Arthur Andersen with a copy of the foregoing disclosures. Attached as Exhibit 16 to this report is a copy of Arthur Andersen’s letter, dated April 3, 2002, addressed to the Securities and Exchange Commission, stating its agreement with such statements.

     During the years ended December 31, 2001 and 2000 and through the date hereof, the Company did not consult Deloitte & Touche with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

Item 7. Financial Statements and Exhibits.

(c) Exhibits

Exhibit 16.01	Letter from Arthur Andersen LLP to the Securities and Exchange Commission dated April 3, 2002

2

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	April 8, 2002

CARAUSTAR INDUSTRIES, INC

		By:	/s/ H. Lee Thrash, III

H. Lee Thrash, III
Vice President and Chief Financial Officer